UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): July 13, 2021

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 8 - Other Events

Item 8.01. Other Events

On July 13, 2021, Transcontinental Realty Investors, Inc. (“TCI” or the “Company”) and its subsidiary, Southern Properties Capital Ltd., a British Virgin Islands company (“SPC”), received an arbitration result involving a dispute between SPC and the Macquarie Group (“Macquarie”) in connection with the formation of a joint venture between Macquarie and SPC, named Victory Abode Apartments LLC (“VAA”), concerning the settling of certain accounts under the joint venture agreement.

VAA was formed on November 19, 2018 upon the sale and transfer from SPC to Macquarie of a 50% ownership interest in 52 multifamily properties (collectively, the “VAA Portfolio”), under which VAA also assumed all liabilities of the VAA Portfolio. SPC and TCI account for the investment in VAA under the equity method. In connection with the formation of VAA, ten out of the 52 properties are subject to an earn-out provision that provides for a remeasurement of value after a two-year period following the completion of construction. As of March 31, 2021, SPC recorded a liability of $10.0 million, which it believed to be the amount that would be required to settle the obligation (“Earn Out Obligation”).

Macquarie and SPC were unable to reach agreement on the measurement of the Earn Out Obligation and, therefore, submitted the issue to arbitration in accordance with a provision of the joint venture agreement, Following presentation by both parties, SPC’s position and claims were declined, and the position of Macquarie was fully accepted. As a result, SPC expects to be required to pay approximately $39.6 million to Macquarie to satisfy the Earn Out Obligation. SPC and counsel are reviewing the arbitration result and determining next steps.

The joint venture agreement provides that SPC may settle the Earn Out Obligation by a continual offset (payment to Macquarie) of future distributions from VAA which generally occur each six months to both members.

As a result, SPC expects to take approximately a $29.6 million charge for the quarter ended June 30, 2021. SPC has issues of debentures outstanding and listed on the Tel Aviv Stock Exchange (“TASE”) and is accordingly subject to the rules of the TASE and the Israel Securities Authority. In satisfaction of those requirements, on July 15, 2021, SPC issued an “immediate report,” a copy of the English version of which is attached as an exhibit to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.2*	English version of Immediate Report, issued July 15, 2021, by Southern Properties Capital Ltd. to The Israeli Securities Authority and The Tel Aviv Stock Exchange Ltd.

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 16, 2021

TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ Erik L. Johnson
Erik L. Johnson
Executive Vice President and
Chief Financial Officer

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EXHIBIT "99.2"

SOUTHERN
PROPERTIES CAPITAL

Southern Properties Capital Ltd.

(The "Company")

July 15, 2021

To:
The Israel Securities Authority
www.isa.gov.il

To:
The Tel Aviv Stock Exchange Ltd.
www.tase.co.il

Re: **Immediate Report**

Pursuant to the stated in Section 1.14.1.6.C of Chapter A of the Periodic Report of the Company for 2020[1] with regard to disagreement regarding an expected settling of accounts between the Company and Macquarie for the purpose of completing the consideration in the Macquarie transaction, for the multifamily properties transferred by the Company (Group B) to the Joint Venture and the multifamily properties transferred by the Company (Group C) to the Joint Venture, as such terms are defined in the Annual Report (hereinafter: the "**Settling**"), the Company hereby wishes to update the following:

1. On July 13, 2021, at evening in Dallas, the Company received the arbitration award of the arbitration procedure which took place between the Company and Macquarie due to disagreements regarding the manner of calculation of the liability deriving from said Settling.
2. In accordance with the aforesaid arbitration award, the Company's claims were declined, and the position of Macquarie was fully accepted.
3. It shall be therefore mentioned that the disagreements between the parties were mainly regarding the issue of adjusting the formula of the price (as such term is defined in the

[1] Reference no.: 2021-01-048588, the details of which are presented in this report by way of reference (hereinafter: the "**Annual Report**").

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Annual Report) to the question whether the amount of Settling was limited to an amount of approximately USD 10 million. In this regard, Macquarie requested a payment of approximately USD 35 million, based on the outcomes made by the properties during 2020.

4. Accordingly, and according to an updated calculation received by the Company from Macquarie, the Company estimates that as of the date of this report its total liability due to said Settling shall be approximately USD 39.6 million (hereinafter: the "**Liability Deriving from the Settling**"). The difference between this amount and the amount specified in section 3 above is due to updated results obtained in the properties subject to the settlement which were in process of stabilization which were last occupied.

   The Company shall examine the impact of the aforesaid on the Company's financial reports, paying attention to the fact that as of March 31, 2021, the Company's reports included a provision of USD 10 million with regard to the Settling.

5. In accordance with the provisions of the Macquarie Transaction Agreement, the Liability Deriving from the Settling will be paid out of the funds generated to the Company by the ongoing distributions and payments of the Joint Venture in the next four years or from capital events such as sale of properties of the JV Company, as the case may be (part of them or all of them, including the sale of the JV Company).

The aforesaid assessments made by the Company with regard to the manner of payment of Liability Deriving from the Settling constitute forward-looking information as such term is defined in the Securities Law, 1968, and may not materialize fully insofar as negative outcomes would occur the Joint Venture properties, inter alia due to any continued effects of the Coronavirus crisis on the Company's operation and/or the materialization of any of the risk factors specified in Section 1.17 of the Annual Report.

Sincerely,

Southern Properties Capital Ltd.

By: Mr. Erik L. Johnson, Chair of the Board of Directors and President of the Company.

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